UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2008

NEOPHARM, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-90516	51-0327886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)
101 Waukegan Road, Suite 970, Lake Bluff, Illinois 60044
(Address of Principal Executive Offices) (Zip Code)
(847) 887-0800
(Registrant's telephone number, including area code)
1850 Lakeside Drive, Waukegan, Illinois 60085
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is incorporated by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 6, 2008, NeoPharm, Inc. (the “Company”) as borrower, obtained from UBS Financial Services Inc. (“UBS”), as lender, a credit facility (the “Facility”) in the form of a demand margin loan arrangement which will allow the Company to borrow up to $5.0 million, for working capital purposes, and which will be collateralized by the Company’s accounts maintained with UBS, including, but not limited to its approximately $14.0 million of auction rate securities. The Company will be required to maintain a loan to collateral value of seventy-five percent and borrowings under the Facility will bear interest at a floating rate per annum equal to the sum of the prevailing daily 30-day LIBOR plus 25 basis points, subject to adjustment at any time in the sole discretion of UBS. Interest will be charged monthly, but may be capitalized with no interest payment required as long as minimum equity ratios are maintained.

The purpose of the Facility is to provide the Company with liquidity to fund operations in the event the Company is unable to promptly liquidate its auction rate certificate portfolio at par.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Client’s Agreement, with Addendum and Second Addendum, between NeoPharm, Inc. (“NeoPharm”) and UBS Financial Services, Inc. (“UBS”), each as executed by NeoPharm on April 28, 2008 and accepted by UBS on May 6, 2008.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

Date:	May 8, 2008	By:	/s/ Laurence P. Birch
Laurence P. Birch, President and Chief Executive Officer (Principal Executive Officer) and Acting Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)